SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the last date set forth on the signature page hereof between Cornerstone Pharmaceuticals, Inc. (the “Company”), and Aaron Drillick and A. Joseph Stern the undersigned (individually each a Subscriber and Jointly the “Subscribers”). For all Units purchased jointly by Subscribers 85% shall be attributed to A. Joseph Stern and 15% shall be attributed to Aaron Drillick.

WITNESSETH:

WHEREAS, the parties desire that, upon the terms and conditions contained herein, the Company shall sell and issue and the Subscribers shall purchase up to 1,250,000 units each consisting of four shares of the Company’s common stock, par value $.001 per share (“Common Stock”) and three warrants (“Warrants”) exercisable at $1.10 per share in accordance with the terms of the attached draft warrant (the Warrants and Common Stock are hereinafter referred to as the “Units”); and, in a private offering (the “Offering”); and

WHEREAS, the purchase price for each Unit shall be $4.00; and

WHEREAS, the Subscriber desires to purchase the Units on the terms conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, from time to time and up until October 31, 2008 the Company may send the Subscribers written notice (said notice can be given by fax, email or by regular USPS mail) requesting that the Subscribers purchase the number of Units stated in such notice(s) at a purchase price of $4.00 per unit. Said notice can not be given more frequently than once per any thirty (30) day period (the “Company’s Notice”). The Subscribers hereby irrevocably subscribe for and agree to purchase from the Company the number of Units set forth in the Company’s Notice (up to an aggregate of 1,250,000 Units for all notices). In each Company Notice Company shall request that Subscriber purchase no less than 100,000 units and no more than 200,000 units in any given Notice period. Subscriber shall wire within thirty days of the receipt of the Company’s Notice an amount equal to the Company’s Notice. (the “Subscription Amount”). Within thirty (30) business days of the Company’s receipt of the Subscription Amount, the Company shall send to the Subscribers stock certificates representing the Common Stock and Warrants purchased. The Company hereby takes into account the 356,250 Units already subscribed for by Subscriber through the date of the signing of this Agreement.

1.2 The Subscriber recognizes that the purchase of the Units involves a high degree of risk including, but not limited to, the following: (a) the Company remains an early stage business with limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (c) the Subscribers may not be able to liquidate their investment; (d) transferability of the Units, including the Common Stock and Warrants contained therein and the Common Stock issuable upon the exercise of the Warrants, is extremely limited; (e) in the event of a disposition of the Units (or the Common Stock, Warrants or Common Stock issuable upon the exercise of the Warrants, the Subscribers could sustain the loss of their entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends, and (g) the shares of the Company’s Common Stock are junior to the rights and preferences of the shares of Series A Preferred Stock which are currently outstanding and the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Common Stock.

1.3 Each Subscriber represents that such Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as indicated by the Subscriber’s responses to the questions contained in Article VII hereof, and that the Subscriber is able to bear the economic risk of an investment in the in the Units. The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange nor on the National Association of Securities Dealers, Inc. (the “NASD”) automated quotation system (“NASDAQ”), or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company to the Subscriber and to evaluate the merits and risks of such an investment in the Units on the Subscriber’s behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

1.4 The Subscriber hereby acknowledges receipt and careful review of this Agreement, including all exhibits thereto, and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”) and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

1.5 (a) In making the decision to invest in the Units the Subscriber has relied solely upon the information provided by the Company in the Offering Materials. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Units hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Units other than the Offering Materials.

(b) The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Units by the Company (or an authorized agent or representative thereof) with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.6 The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Subscriber’s own interests in connection with the transaction contemplated hereby.

1.7 The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder. The Subscriber understands that the Units, including the Common Stock, the Warrants the Common Stock issuable upon exercise of the Warrants (the Units, the Common Stock, the Warrants and the Common Stock issuable upon exercise of the Common Stock are hereinafter sometimes referred to as the “Securities”), have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Units unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

1.8 The Subscriber understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Subscriber’s investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Units for the Subscriber’s own account for investment and not with a view toward the resale or distribution to others. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Units.

1.9 The Subscriber understands that there is no public market for the Common Stock or any other securities of the Company and that no market may develop for any the Common Stock or any other securities of the Company. The Subscriber understands that even if a public market develops for such Common Stock, Rule 144 (“Rule 144”) promulgated under the Securities Act requires for non-affiliates, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Securities Act or any state securities or “blue sky” laws other than as set forth in Article V.

1.10 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities that such Securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities. The legend to be placed on each certificate and each Warrant shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS”, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

1.11 The Subscriber understands that the Company will review this Agreement and is hereby given authority by the Subscriber to call Subscriber’s bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company, at its sole discretion, reserve the unrestricted right, without further documentation or agreement on the part of the Subscriber.

1.12 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

1.13 The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Securities. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.14 If the Subscriber is a corporation, partnership, Limited Liability Company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.15 The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD’s Rules of Fair Practice, receipt of which must be acknowledged by such firm in Section 7.4 below.

1.16 The Subscriber acknowledges that at such time, if ever, as the Securities are registered (as such term is defined in Article V hereof), sales of the Securities will be subject to state securities laws.

1.17 b) Subject to the provision below, the Subscriber hereby agrees that from the earlier to occur of (i) the date of the initial public offering of the Common Stock (the “IPO”) or (ii) the first date (the “Trading Date”) on which the Common Stock trades on a national securities exchange or (on the NASDAQ) (a “Trading Event”) and continuing for a period of 180 days thereafter or such longer period as may be requested by the underwriter or underwriters, in the case of an IPO (the “Lock-Up Period”), the Subscriber will not, without the prior written consent of the Company, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, the Registrable Shares (as defined in Section 5.1) purchased or acquired by the Subscriber. In addition, the Subscriber agrees that during the period from the date that Subscriber was first contacted with respect to the potential purchase of the Units through the last date upon which Subscriber holds any Units or Registrable Shares, the Subscriber will not directly or indirectly, through related parties, affiliates or otherwise sell “short” or “short against the box” (as those terms are generally understood) any equity security of the Company.

(b)  RESERVED

(c) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Shares (as defined below) of each Holder (as defined below) (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.18 c) The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b) The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law; provided, that the Company may use the name of the Subscriber for any offering or in any registration statement filed pursuant to Article V in which the Subscriber’s shares are included.

1.19 The Subscriber agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Securities by the Subscriber in violation of the Securities Act or any applicable state securities or “blue sky” laws; or (b) any false representation or warranty or any breach or failure by the Subscriber to comply with any covenant made by the Subscriber in this Agreement (including the Confidential Investor Questionnaire contained in Article VII herein) or any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

1.21 If the Subscriber is a corporation, limited partnership or limited liability company, such Subscriber is validly existing corporation, limited partnership or limited liability company.

1.22 The Subscriber acknowledges that no person or entity shall, as a result of the purchase of the Units by the Subscriber, have any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Subscriber.

II.	REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Subscriber that:

2.1 Organization, Good Standing and Qualification. The Company is a corporation validly existing under the laws of the State of New York and has full corporate power and authority to conduct its business.

2.2 Capitalization and Voting Rights. The authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 2.2 attached hereto and all issued and outstanding shares of the Company are validly issued, fully paid and nonassessable. Except as set forth in the Offering Materials, there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company. Except as set forth in the Offering Materials and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Company’s Amended Certificate of Incorporation (the “Certificate of Incorporation”), By-Laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

2.3 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the (i) authorization execution, delivery and performance of this Agreement by the Company; and (ii) authorization, sale, issuance and delivery of the Securities contemplated hereby and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Common Stock, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and sale of the Common Stock contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived in connection with this offering.

2.4 No Conflict; Governmental Consents.

(a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or By-Laws of the Company, and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

(b) No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Common Stock and Warrants, except such filings as may be required to be made with the SEC, NASD, NASDAQ and with any state or foreign blue sky or securities regulatory authority.

2.5 Litigation. The Company knows of no pending or threatened legal or governmental proceedings against the Company which could materially adversely affect the business, property, financial condition or operations of the Company or which materially and adversely questions the validity of this Agreement or any agreements related to the transactions contemplated hereby or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could materially adversely affect the business, property, financial condition or operations of the Company. There is no action, suit, proceeding or investigation by the Company currently pending in any court or before any arbitrator or that the Company intends to initiate.

2.6 Disclosure. The information set forth in the Offering Materials as of the date hereof contains no untrue statement of a material fact nor omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.7 Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

2.8  RESERVED

2.9 Intellectual Property; Employees.

(i) The Company has not received any written communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

(ii) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as presently conducted.

(iii) Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

(iv) To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business conducted by the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any written notice alleging that any such violation has occurred. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

2.10 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent; (b) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and (c) those that have otherwise arisen in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

2.11  Use of Proceeds. The net proceeds of the sale of the Units shall be used by the Company for working capital and general corporate purposes.

III.	TERMS OF SUBSCRIPTION

3.1 The Subscriber hereby authorizes and directs the Company to deliver the certificates representing the Securities purchased by the Subscriber pursuant to this Agreement directly to the Subscriber’s residential or business address indicated on the signature page hereto.

IV.	CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS

4.1 The Subscriber’s obligation to purchase the Units upon receipt of the Company’s Notice is subject to the fulfillment as of the date of the receipt of the Company’s Notice of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

(a) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

(b) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(c) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

V.	REGISTRATION RIGHTS

5.1 Definitions. As used in this Agreement, the following terms shall have the following meanings.

(a) The term “Holder” shall mean any person owning or having the right to acquire Registrable Shares or any permitted transferee of a Holder.

(b) The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or order of effectiveness of such registration statement or document.

(c) The term “Registrable Shares” shall mean (i) the Common Stock and (ii) the Common Stock issuable upon exercise of the Warrants provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Securities and Exchange Commission (“SEC”); (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee of a Holder pursuant to Section 5.9; and (D) may not be disposed of under Rule 144(k) under the Securities Act without restriction.

5.2  Registration Rights

(a) Subject to the limitations set forth herein, in the event that the Company files a registration statement other than a registration statement on Form S-8 is declared effective by the Securities and Exchange Commission, at any time beginning six months after the date such registration statement is declared effective by the SEC, Subscribers may request the registration under the Securities Act of 1933, as amended (the “1933 Act”) for all or a part of their Registrable Securities then outstanding (a “Demand Registration”). The Company shall use its commercially reasonable efforts to file such registration statement under the 1933 Act within sixty days after the date any such request is received by the Company, however, if the request is made during the last forty five (45) days of the Company’s fiscal year, the Company shall not be required to file the registration statement until ten (10) business days after the Company’s Form 10-KSB has been filed with the SEC. The Company shall notify the Subscribers promptly when any such registration statement has been declared effective. The Company shall not be required to file more than one registration statement pursuant to this Agreement.

(b) Notwithstanding any other provision of this Section 5.2, the Company may at any time, abandon or delay any registration commenced by the Company. In the event of such an abandonment by the Company, the Company shall not be required to continue registration of shares requested by the Holder for inclusion, the Holder shall retain the right to request inclusion of shares as set forth above and the withdrawn registration shall not be deemed to be a registration request for the purposes of this Section.

5.3 Registration Procedures. Whenever required under this Article V to include Registrable Shares in a Company registration statement, the Company shall, as expeditiously as reasonably possible:

(a) Use best efforts to (i) cause such registration statement to become effective, and (ii) cause such registration statement to remain effective until the earliest to occur of (A) such date as the sellers of Registrable Shares (the “Selling Holders”) have completed the distribution described in the registration statement and (B) such time that all of such Registrable Shares are no longer, by reason of Rule 144(k) under the Act, required to be registered for the sale thereof by such Holders. The Company will also use its best efforts to, during the period that such registration statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the registration statement does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Make available for inspection upon reasonable notice during the Company’s regular business hours by each Selling Holder, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

(d) Furnish to the Selling Holders such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

(e) Use best efforts to register and qualify the securities covered by such registration statement under such other federal or state securities laws of such jurisdictions as shall be reasonably requested by the Selling Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Selling Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g) Notify each Holder of Registrable Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (i) when the registration statement or any post-effective amendment and supplement thereto has become effective; (ii) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make every effort to obtain the withdrawal of any order suspending effectiveness of the registration statement at the earliest possible time or prevent the entry thereof); (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h) Cause all such Registrable Shares registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted.

(i) Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and, if required, CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

(j) Cooperate with the Selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of the Registrable Shares to the underwriters.

(k) In connection with an underwritten offering, cause the officers of the Company to provide reasonable assistance in the preparation of, any “road show” presentation to potential investors as the managing underwriter may determine.

(l) Comply with all applicable rules and regulations of the SEC.

(m) If the offering is underwritten and at the request of any Selling Holder, use its best efforts to furnish on the date that Registrable Shares are delivered to the underwriters for sale pursuant to such registration: (i) opinions dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and the transfer agent for the Registrable Shares so delivered, respectively, to the effect that such registration statement has become effective under the Securities Act and such Registrable Shares are freely tradable, and covering such other matters as are customarily covered in opinions of issuer’s counsel delivered to underwriters and transfer agents in underwritten public offerings and (ii) a letter dated such date from the independent public accountants who have certified the financial statements of the Company included in the registration statement or the prospectus, covering such matters as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings.

5.4 Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Article V with respect to the Registrable Shares of any Selling Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Shares held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder’s Registrable Shares.

5.5 Registration Expenses. The Company shall bear and pay all Registration Expenses incurred in connection with any registration, filing or qualification of Registrable Shares with respect to registrations pursuant to Section 5.2 for each Holder, but excluding underwriting discounts and commissions relating to Registrable Shares and excluding any professional fees or costs of accounting, financial or legal advisors to any of the Holders.

5.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 5.2 to include any of the Holders’ Registrable Shares in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Shares, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder who is a holder of Registrable Shares and is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder”, and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder”, as defined in this sentence.

5.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article.

5.8 Indemnification. In the event that any Registrable Shares are included in a registration statement under this Article V:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 5.8(b) exceed the greater of the cash value of the (i) gross proceeds from the offering received by such Holder or (ii) such Holder’s investment pursuant to this Agreement as set forth on the signature page attached hereto.

(c) Promptly after receipt by an indemnified party under this Section 5.8 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.8.

(d) If the indemnification provided for in this Section 5.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 5.8 shall survive the completion of any offering of Registrable Shares in a registration statement under this Article V, and otherwise.

5.9 Permitted Transferees. The rights to cause the Company to register Registrable Shares granted to the Holders by the Company under this Article V may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Shares if: (a) such Holder gives prior written notice to the Company; (b) such transferee agrees to comply with the terms and provisions of this Agreement; (c) such transfer is otherwise in compliance with this Agreement and (d) such transfer is otherwise effected in accordance with applicable securities laws. Except as specifically permitted by this Section 5.9, the rights of a Holder with respect to Registrable Shares as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

5.10 Termination of Registration Rights The right of any Holder to request inclusion in any registration pursuant to Section 5.2 shall terminate if all shares of Registrable Shares held by such Holder may immediately be sold under Rule 144(k).

5.11 Removal of Shares from Registration Statement In the event that any Registration Statement (the “Original Registration Statement”) filed pursuant to this Agreement will not be declared effective due to comments from the Securities and Commission, the Company in its sole reasonable discretion may remove from Registration Statement all or any portion of the number of shares of the Holder’s shares of Registrable Securities from such Original Registration Statement as the Company in its reasonable discretion deems appropriate.

VI.	MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

if to the Company, to it at:
Cornerstone Pharmaceuticals, Inc.
570 Seventh Avenue
New York, NY 10018
Attn: David Polinsky, Esq.

With a copy to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, NY 10018
Attn: Marc Ross, Esq.

if to the Subscriber, to the Subscriber’s address indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

6.2 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

6.3 Subject to the provisions of Section 5.9, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

6.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

6.6 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

6.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein. Moreover, said provision shall be replaced with language that is as similar in business purpose and intent and one that shall be legal, valid and enforceable

.It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.9 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

6.10 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Shares.

6.12 The obligations of each Subscriber under this Agreement are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under this Agreement. The decision of each Subscriber to purchase the Shares pursuant to this Agreement has been made by such Subscriber independently of any other Subscriber. Nothing contained herein and no action taken by any Subscriber pursuant thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Subscriber acknowledges that no other Subscriber has acted as agent for such Subscriber in connection with making its investment hereunder and that no Subscriber will be acting as agent of such Subscriber in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. Each Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

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CONFIDENTIAL INVESTOR QUESTIONNAIRE

7.1 The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A	____	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B	____
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	____	The undersigned is a director or executive officer of the Company which is issuing and selling the Shares.

Category D	____
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E	____	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F	____
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000. (describe entity)

Category G	____
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H	____
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category I	____	The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

7.2 SUITABILITY (please answer each question)

(a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

(b) For an individual Subscriber, please describe any college or graduate degrees held by you:

(c) For all Subscribers, please list types of prior investments:

(d) For all Subscribers, please state whether you have you participated in other private placements before:

YES_______	NO_______

(e) If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies	Public or Private Biotechnology Companies

Frequently
Occasionally
Never

(f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______	NO_______

(g) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______	NO_______

(h) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______	NO_______

(i) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES_______	NO_______

(j)  For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______	NO_______

7.3 MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of Survivorship (both parties must sign)
(d)	Partnership*
(e)	Tenants in Common
(f)	Company*
(g)	Trust*
(h)	Other

*If Shares are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

7.4 NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one):
Yes _________  No __________

If Yes, please describe:
_________________________________________________________
_________________________________________________________
_________________________________________________________

*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

_________________________________
Name of NASD Member Firm

By: ______________________________
Authorized Officer

Date: ____________________________

7.5 The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Article VII and such answers have been provided under the assumption that the Company will rely on them.

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Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone—Business

Telephone-Residence	Telephone--Residence

Facsimile-Business	Facsimile--Business

Facsimile-Residence	Facsimile--Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated:               _______________  , 2006

This Subscription Agreement is agreed to and accepted as of ________________ , 2006.

CORNERSTONE PHARMACEUTICALS, INC.

By:____________________________________ Name: Title:

CERTIFICATE OF SIGNATORY

(To be completed if Shares are
being subscribed for by an entity)

I,____________________________, am the____________________________ of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Shares, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _________________, ______

_______________________________________ (Signature)

2

Schedule 2.2

CAPITALIZATION

I. Authorized

(i)	40,000,000 shares of Common Stock, par value $.001 per share.

(ii)	10,000,000 shares of Preferred Stock, par value $0.001 per share of which 6,050,000 shares have been designated as Series A Convertible Preferred Stock.

II. Outstanding*

A.	Stockholder	Shares of Common Stock

	Altira Capital & Consulting, L.L.C.	6,752,541

	Misc. Common Stockholders	10,425,841
		17,178,382

B.	3,057,500 shares of Series A Convertible Preferred Stock held by various stockholders.

III. Options and Warrants
.
A.
7,170,345 investor warrants, of which: 112,500 exercisable at $1.00 per share; 2,735,000 exercisable at $1.10 per share; 2,110,000 exercisable at $1.25 per share; 378,415 exercisable at $1.38 per share, 430,431 exercisable at $1.78 per share and 930,000 exercisable at $2.00 per share and 474,000 are exercisable at $3.50 per share.

B.	478,304 broker and misc. warrants issued in conjunction with prior financings and misc. transactions.

C.	2,500,000 Options approved for use as part of the Cornerstone Pharmaceuticals, Inc. 2005 Incentive Stock Plan.

3